CEO Pay R

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERTEX, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

800.355.3500 vertexinc.com

April 29, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Vertex, Inc. (the "Company") to be held on June 12, 2024. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location, and which we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you requested to receive paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have requested to receive a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ David DeStefano

David DeStefano

Chief Executive Officer, President, and Chairperson of the Board of Directors

2301 Renaissance Blvd, King of Prussia, PA 19406

T: 800.355.3500 vertexinc.com

Notice of
2024 Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF VERTEX, INC.

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Vertex, Inc., a Delaware corporation (the “Company”), will be a completely virtual meeting, which will be conducted via live webcast at the date and time below:

Wednesday, June 12, 2024

9:00 a.m. EDT

You will be provided with instructions on registering and attending the virtual meeting as well as voting prior to and during the meeting. The Annual Meeting is called for the following purposes:

1.	To elect three Directors, Amanda Westphal Radcliffe, Stefanie Westphal Thompson, and Bradley Gayton, to serve until the 2027 Annual Meeting of Stockholders and/or until their respective successors shall have been duly elected and qualified;
2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To conduct an advisory vote on our executive compensation called "Say-on-Pay"; and
4.	To conduct an advisory vote on the frequency of the Say-on-Pay vote.

Holders of record of our outstanding shares of capital stock, composed of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”), at the close of business on April 17, 2024, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten (10) days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to legal@vertexinc.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the appropriate password included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED TO RECEIVE A COPY OF THE

i

PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

By Order of the Board of Directors

/s/ John Schwab

John Schwab

Chief Financial Officer

King of Prussia, PA

April 29, 2024

Proxy Summary

This summary highlights important information regarding the Annual Meeting and the Proxy Statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

Meeting:	2024 Annual Meeting of Stockholders	Stock Symbol:	VERX

Date:	Wednesday, June 12, 2024	Exchange:	Nasdaq

Time:	9:00 a.m. EDT	State of Incorporation:	Delaware

Location:	Virtual Meeting	Outstanding Common Stock as of the Record Date:	155,111,392

Record Date:	April 17, 2024	Public Company Since:	2020

Register To Attend Virtual Meeting:	www.proxydocs.com/verx	Options for Voting Internet: Telephone: Mail:	www.proxydocs.com/verx 866-883-3382 Proxy Card

Corporate Website: www.vertexinc.com

Investor Relations Website: ir.vertexinc.com

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

RECOMMENDATIONS OF THE BOARD

The Company’s Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

FOR the election of three Directors: Amanda Westphal Radcliffe, Stefanie Westphal Thompson, and Bradley Gayton.

FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

FOR the approval, on an advisory basis, of the compensation of our named executive officers (“Say-on-Pay”).

FOR the option of “every three years” as the preferred frequency of future advisory votes on compensation of our named executive officers.

WHY YOU RECEIVED THIS PROXY STATEMENT.

You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares.

PRINTED COPIES OF OUR PROXY MATERIALS.

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Policies and Procedures for Related Person Transactions	47
OTHER MATTERS	49
Delinquent Section 16(a) Reports	49
Stockholders’ Proposals	49
Other Matters at the Annual Meeting	49
Solicitation of Proxies	49
Vertex’s Annual Report on Form 10-K	50

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PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vertex, Inc. (the “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 12, 2024 (the "Annual Meeting"), at 9:00 a.m. EDT, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

Holders of record of outstanding shares of capital stock, composed of Class A Common Stock and Class B Common Stock, at the close of business on April 17, 2024 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A Common Stock entitles its holders to one vote per share on all matters presented to our stockholders at the Annual Meeting. Our Class B Common Stock entitles its holders to ten (10) votes per share on all matters presented to a vote of our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 62,450,392 shares of Class A Common Stock, and 92,661,000 shares of Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting, representing 6.3% and 93.7% of the combined voting power of our Common Stock, respectively.

This Proxy Statement will be released on or about April 29, 2024 to our stockholders on the Record Date.

In this Proxy Statement, "we," "us," "our," the "Company," and "Vertex" refer to Vertex, Inc., and, unless otherwise stated, all of its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 12, 2024.

This Proxy Statement is available at www.proxydocs.com/verx.

Why you received the Notice of Internet Availability of this Proxy Statement. You are viewing or have received these proxy materials because Vertex’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 17, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our Class A Common Stock entitles its holders to one (1) vote per share on all matters presented to our stockholders at the Annual Meeting. Each share of our Class B Common Stock entitles its holders to ten (10) votes on all matters presented to our stockholders at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?

A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If your shares are held by a bank or a broker, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, our proxy materials are being provided to you by your bank or broker, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or broker how to vote your shares, and the bank or broker is required to vote your shares in accordance with your instructions. If you have not received information on how to attend the Annual Meeting, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, present electronically or represented by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2024 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Vertex stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. In order to attend the Annual Meeting, you must register at www.proxydocs.com/VERX. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

WHY A VIRTUAL MEETING?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you are having trouble registering online, please use the link “Having trouble registering” at the bottom of the registration page to access the FAQ or email DSMSupport@mediantonline.com.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, then either (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

●	by Internet—You can vote over the Internet at www.proxydocs.com/VERX by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 866-883-3382 and following the instructions on the proxy card; or
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have requested to receive by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on June 11, 2024. In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

The Annual Meeting webcast will begin promptly at 9:00 a.m. EDT, on June 12, 2024.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may register to participate and enter the appropriate password included in the voting instruction card provided to you by your bank or broker. If you hold your shares in street name and you do not receive an appropriate password, you may need to log in to your bank or broker’s website and select the stockholder communications mailbox to access the Annual Meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or broker.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote by:

●	submitting a duly executed proxy bearing a later date;
●	granting a subsequent proxy through the Internet or telephone;
●	giving written notice of revocation to the Secretary of Vertex prior to the Annual Meeting until 11:59 p.m. EDT on Tuesday, June 11, 2024; or
●	voting electronically at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Equiniti Trust Company, our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated in the Proxy Summary section of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Effect of Votes Withheld /
Abstentions
Proposal	Votes Required	and Broker Non-Votes
Proposal 1: Election of Amanda Westphal Radcliffe, Stefanie Westphal Thompson, and Bradley Gayton	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory vote to approve our named executive officer compensation ("Say-on-Pay");	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 4: Advisory vote to approve the preferred frequency of future advisory votes on the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A "vote withheld," in the case of the proposal regarding the election of directors, or an "abstention," in the case of the proposal regarding the ratification of our independent registered public accounting firm, advisory vote to approve our named executive officer compensation and advisory vote to approve the preferred frequency of votes on the compensation of our named executive officers represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on Proposal 1. Abstentions have no effect on Proposal 2, Proposal 3, and Proposal 4.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Crowe LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Brokerage firms or other nominees may not vote your shares on Proposal 1, Proposal 3 or Proposal 4 in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to Proposal 1, Proposal 3 or Proposal 4, your brokerage firm or other nominee may not vote with respect to these proposals and your vote will be counted as a “broker/nominee non-vote.” “Broker/nominee non-votes” are non-votes by a brokerage firm or other nominee for shares held in a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client. How we treat broker/nominee non-votes is separately described in the table above.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

WHAT IS THE SAY-ON-PAY VOTE?

The Say-on-Pay vote is an advisory vote by our stockholders whereby the stockholders can either endorse or not endorse our system of compensating our executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to our executive officers. We may also use the Say-on-Pay vote to engage stockholders in a dialogue regarding our system of compensating its executive officers.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Our Board, after consultation with the Nominating and Governance Committee, has nominated Amanda Westphal Radcliffe, Stefanie Westphal Thompson, and Bradley Gayton as Class I Director nominees to be elected to hold office until the annual meeting of stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  Kevin Robert will retire as a director effective June 12, 2024, after the Annual Meeting.  A replacement director for Mr. Robert has not been identified but will be appointed at such time as is appropriate.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board currently consists of eight members, which includes one employee director, our President and Chief Executive Officer, David DeStefano. Our Amended and Restated Certificate of Incorporation (“Charter”) and Amended and Restated Bylaws (“Bylaws”) provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our Board. Our current non-employee directors are:

Name	Age
Eric Andersen	62
Philip Saunders	58
Amanda Westphal Radcliffe	56
Kevin Robert	67
J. Richard Stamm	68
Stefanie Westphal Thompson	61
Bradley Gayton	61

Our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2024 for the Class I Directors, 2025 for the Class II Directors and 2026 for the Class III Directors.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Class I Directors

The nominees for Class I Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with Vertex
Amanda Westphal Radcliffe	56	1993	Director
Stefanie Westphal Thompson	61	1991	Director
Bradley Gayton	61	2021	Director

The following sets forth the names and biographical summaries as of the Records Date of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company.

Amanda Westphal Radcliffe has served on our Board since 1993. Prior to joining our Board, Ms. Radcliffe served in a variety of roles at the Company, from technical software instructor, to finance, production, and middle market product teams. Prior to joining the Company, she was a Managing Director at Rosenbluth International, since acquired by American Express. Ms. Radcliffe is Chair of the Children’s Hospital of Philadelphia Foundation Board of Advisors, President of the Neurodiversity Employment Network of Philadelphia, and serves on the St. Joe’s University Kinney Center for Autism Education and Support Advisory Board. Ms. Radcliffe is Chair Emeritus of the Drexel University, A.J. Drexel Autism Institute Board, and Chair Emeritus of Breastcancer.org. Ms. Radcliffe is also a member of the Philadelphia Chapter of Women Corporate Directors and the National Association of Corporate Directors (“NACD”). Ms. Radcliffe holds a BA from Moravian University. We believe that Ms. Radcliffe is qualified to serve on our Board because of her extensive knowledge of our Company and our business derived from her longtime service with the Company.

Stefanie Westphal Thompson has served on our Board since 1993. She joined the Company in 1991 and has served in a variety of roles, including Treasurer. Prior to joining the Company, Ms. Thompson was a Vice President at Chemical Bank (now part of Chase), where she specialized in managing the banking relationship for middle market companies. Ms. Thompson sat on Bryn Mawr Hospital’s Foundation Board for eight years, serving as Head of their Trustee Committee and as Vice-Chair. Ms. Thompson also served on the Board of the Agnes Irwin School in Rosemont, Pennsylvania, for ten years, heading its Trustees Committee. Ms. Thompson earned an MBA in Finance from Fordham University and has a dual BA in Engineering and Economics from Lafayette College. We believe that Ms. Thompson is qualified to serve on our Board because of her corporate finance experience as well as her knowledge of our Company and our business derived from her longtime service with the Company.

Bradley Gayton joined our Board in 2021. Mr. Gayton previously served as the Senior Vice President, General Counsel of the Coca-Cola Company. Prior to joining The Coca-Cola Company, Mr. Gayton spent 29 years in various leadership positions at Ford Motor Company and most recently as Group Vice President, Chief Administrative Officer and General Counsel. Mr. Gayton has deep experience in law, governance, tax and technology. He brings a global perspective in terms of the tax obligations for multinational enterprises and has experience in developing solutions through organizational innovation. While at Ford, he led explorations to see how artificial intelligence could be used for different business applications and collaborated with Vertex on the company’s tax compliance solutions worldwide. Mr. Gayton has a BS in Business Administration from the State University of New York at Buffalo, School of Management in 1986 and a JD from the State University of New York at Buffalo, Law School. We believe Mr. Gayton is qualified to serve on our Board because of his expertise in the legal field and his significant public company experience.

Ms. Radcliffe and Ms. Thompson are siblings. In connection with the initial public offering (“IPO”) of our Class A Common Stock in July 2020, we entered into a Stockholders’ Agreement with Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal, with Ms. Radcliffe and Ms. Thompson serving as members of our Board, and their affiliated trust entities and family members (the “Stockholders’ Agreement”). Under the Stockholders’ Agreement, Mr. Westphal nominated Bradley Gayton and Ms. Radcliffe and Ms. Thompson nominated themselves, and were elected to our Board as Class I Directors at the Vertex 2021 Annual Meeting. There are no other family relationships among any of our other executive officers or directors.

A VOTE IS REQUIRED FOR THIS PROPOSAL. This proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD:

The Board unanimously recommends a vote

FOR the election of Amanda Westphal Radcliffe,

Stefanie Westphal Thompson, and Bradley Gayton.

Continuing Members of the Board

Class II Directors (terms to expire at the 2025 Annual Meeting)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Vertex
Philip Saunders	58	2022	Director
J. Richard Stamm	68	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Philip Saunders joined our Board in June 2022. Mr. Saunders is the Chief Executive Officer of Relativity since December 2022.  He was recently the Chief Executive Officer and member of the board of directors of Cornerstone On-Demand, a market leading talent management Software as a Service (SaaS) company. Mr. Saunders successfully implemented a company transformation initiative resulting in a return to growth, expansion of profitability, and increased customer retention. Mr. Saunders ultimately executed a successful sales process of the company via a public-to-private transaction in October 2021 with the acquisition by Clearlake Capital.  This followed Cornerstone’s acquisition in April 2020 of Saba Software, Inc., where Mr. Saunders was a member of Saba’s board of directors, and served as Chief Executive Officer, where he was responsible for leading the transformation of the business, executed on multiple acquisitions, and accelerated growth and EBITDA expansion. Prior to joining Saba in 2015, Mr. Saunders was President and a member of the board of directors of SafeNet, Inc. (acquired by Gemalto N.V). Mr. Saunders holds an MBA with an International Finance concentration from Seton Hall University’s W. Paul Stillman School of Business. Mr. Saunders has been recognized by Comparably as one of the top 100 Best CEO’s in 2021. We believe that Mr. Saunders is qualified to serve on our Board because of his intimate knowledge of the global Software and SaaS markets by virtue of his multiple roles as Chief Executive Officer of various software companies, operational expertise, and industry knowledge and experience.

J. Richard Stamm joined our Board in January 2019. Prior to joining our Board, Mr. Stamm was a partner with PwC for 30 years, during which time he served a long list of domestic and international clients and held numerous leadership positions. Over the final 12 years of his career with PwC, Mr. Stamm was the firm’s Vice Chairman and U.S. Tax Leader, and then progressed to PwC’s Vice Chairman of Global Tax. Mr. Stamm is Vice President and Chief Financial Officer of Stamm Development Group LLC, a Philadelphia and South Florida area real-estate developer. Mr. Stamm is a member emeritus of the Board of Advisors for the Leventhal School of Accounting at the University of Southern California and was formerly a member of the Boards of Germantown Academy and Lycoming College. Mr. Stamm received a BA in Accounting from Lycoming College. We believe that Mr. Stamm is qualified to serve on our Board because of his significant industry and corporate finance experience.

Class III Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board who are Class III Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with Vertex
Eric Andersen	62	2008	Director
David DeStefano	61	2016	Chief Executive Officer, President, Chairperson

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Eric Andersen joined our Board in January 2008 and currently serves as lead director. He has over 25 years of consulting and management experience at IBM, PricewaterhouseCoopers LLP (“PwC”), and PwC Consulting. His last 15 years have been spent in private equity. He is currently a part-time operating partner at Peak Equity (“Peak”), a Philadelphia-based private equity firm focused on lower middle market enterprise software. In addition, he is serving as an Adjunct Professor at the Villanova School of Business. Prior to joining Peak, Mr. Andersen was a partner at Milestone Partners, a Philadelphia-based private equity firm and he was a managing director at Silver Lake Partners, a technology-focused private equity firm based in New York. During his tenures with PwC, PwC Consulting, and IBM, Mr. Andersen was a senior partner and senior executive leading several businesses in the United States and Asia as well as globally. Mr. Andersen is currently Chairman of the Board of American Public Education Inc., a publicly traded online higher education company where he is also a member of the management development and compensation committee. Mr. Andersen holds an MBA from the Wharton School at the University of Pennsylvania and a BS from Bucknell University. We believe that Mr. Andersen is qualified to serve on our Board because of his extensive experience in building and leading companies, as well as his public company experience and significant operational and strategic expertise.

David DeStefano became our President and Chief Executive Officer in November 2016, joined our Board in 2016 and was appointed Chairperson of our Board in 2020. Between 2015 and 2016 he was an Executive Vice President and a member of the Company’s Executive Council, which monitored our long-term strategic and financial viability, corporate brand, and culture. Mr. DeStefano previously served as our Vice President, Chief Financial Officer and Executive Vice President. Prior to joining the Company, Mr. DeStefano was Principal and Vice President at The Mid Atlantic Companies Ltd. Mr. DeStefano is also on the Advisory Board for Corporate Social Responsibility at the Satell Institute and is on the Board of Trustees of the Joseph Fund in Camden, New Jersey. Mr. DeStefano received a BS in Finance from Lehigh University. We believe that Mr. DeStefano is qualified to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer and his knowledge of our Company and our business.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Crowe LLP as our independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Crowe LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

On April 16, 2024, our Audit Committee approved the engagement of Crowe LLP as the Company’s Independent Auditor to serve as our Independent Auditor for the fiscal year ended December 31, 2024. Neither Crowe LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Crowe LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Crowe LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the Independent Auditors for the fiscal year ending December 31, 2025. Even if the appointment of Crowe LLP is ratified, the Audit Committee retains the discretion to appoint a different Independent Auditor at any time if it determines that such a change is in the interests of Vertex.

Independent Auditor Fees and Other Matters

Set forth below are the fees paid to our Independent Auditor, Crowe LLP, for the fiscal years ended December 31, 2023 and 2022:

	Fiscal 2023	Fiscal 2022
Fee Category	$	$
Audit Fees	1,123,392	1,283,701
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	21,230	16,500
Total Fees	1,144,622	1,300,201

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. For fiscal year 2023, the audit fees also include the evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting.

Audit-Related Fees

There were no audit-related fees paid to Crowe in 2023 or in 2022.

Tax Fees

There were no tax fees paid to Crowe in 2023 or in 2022.

All Other Fees

Other fees paid to Crowe in 2023 and 2022 pertained to services provided in connection with the audit of the Company’s 401(k) plan.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee’s charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit, audit related, non-audit, or tax services provided to us by our Independent Auditor, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors

The Audit Committee has evaluated Vertex’s audited financial statements for the fiscal year ended December 31, 2023, and has discussed these financial statements with management and our Independent Auditor. The Audit Committee also discussed with our Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight

Board (“PCAOB”) and the SEC. The Audit Committee also received written disclosures and the letter from our Independent Auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our Independent Auditor their independence.

Based on its discussions with management and the Independent Auditor, and its review of the representations and information provided by management and the Independent Auditor, the Audit Committee recommended to the Board that the audited financial statements be included in Vertex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

J. Richard Stamm

Kevin Robert

Philip Saunders

A VOTE IS REQUIRED FOR THIS PROPOSAL.  This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Crowe LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD:

The Board unanimously recommends a vote

FOR the ratification of the appointment of Crowe LLP as our Independent Auditor

Proposal 3: Advisory Vote to Approve our Named Executive Officer Compensation

Background. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a publicly held company is required to submit to its stockholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a “Say-on-Pay” proposal.

Say-on-Pay Proposal. This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation. The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this Proxy Statement describe our named executive officer compensation and the compensation decisions made by our management and our Human Capital Committee of the Board with respect to our named executive officers. This proposal is not intended to address any specific element of compensation of our named executive officers as described in this Proxy Statement, but the compensation of our named executive officers in general. Our Board requests that each stockholder cast a nonbinding advisory vote to adopt the following resolution:

RESOLVED, that, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

Effect of the Proposal. The Say-on-Pay proposal is nonbinding and advisory. Our stockholders’ approval or disapproval of this proposal will not require our Board, our management development teams, and Human Capital Committee or our management to take any action regarding our executive compensation practices.

A VOTE IS REQUIRED FOR THIS PROPOSAL. This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD:

The Board unanimously recommends a vote

FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Proposal 4: Advisory Vote to Approve the Preferred Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

Background of this Proposal. Section 14A of the Exchange Act also requires a publicly held company to hold, no less frequently than every six years, a nonbinding advisory stockholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals. Publicly held companies must give stockholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the “Say-When-on-Pay” proposal. SEC rules require that:

●	our stockholders also have the option to abstain from making a choice; and
●	we disclose in the next periodic report we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal. This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this proposal, stockholders may vote to have the Say-on-Pay proposal every year, every two years or every three years or abstain from voting. Stockholders are not voting to approve or disapprove the recommendation of our Board that we hold an annual vote on the Say-on-Pay proposal. We believe that giving our stockholders the right to cast an advisory vote every three years on our executive compensation is the optimal interval for our Company to conduct and respond to Say-on-Pay votes as a triennial vote will provide the Company with the time to thoughtfully consider the results of the Say-on-Pay vote and to conduct a meaningful and detailed review of its pay practices in response. Additionally, our compensation programs do not change significantly from year to year, and we seek consistency in such programs from one year to the next.

Effect of the Proposal. Our Board and its Human Capital Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, our Board will consider the stockholders’ preferences and evaluate any appropriate next steps. However, because this Say-When-on-Pay proposal is nonbinding our Board may decide it is in the best interests of the Company and our stockholders to hold a nonbinding advisory vote on the Say-on-Pay proposal more or less frequently than the option preferred by our stockholders.

A VOTE IS REQUIRED FOR THIS PROPOSAL. The option among every year, every two years or every three years that receives a majority of the votes cast on the matter will be the preferred frequency selected by our stockholders. In the event that no option receives a majority of the votes cast, the Company will consider the option that receives the most votes to be the option recommended by stockholders. Abstentions and broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD:

The Board unanimously recommends a vote for the option of

EVERY THREE YEARS as the preferred frequency of future advisory votes on the compensation of our named executive officers.

CORPORATE GOVERNANCE

Board of Directors

Our Board sets high standards for Vertex’s employees, officers, and directors.  Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and oversees material business matters, such as strategy, risk, and ethical behavior.

Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Eric Andersen, Bradley Gayton, Kevin Robert, Philip Saunders, J. Richard Stamm, Stefanie Thompson, and Amanda Radcliffe, representing seven of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Global Market (“Nasdaq”). In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Audit Committee, Human Capital Committee, and Nominating and Governance Committee are independent. Environmental, social, and governance issues are overseen by the Nominating and Governance Committee, and risk issues are overseen by the Audit Committee. Our Board believes that the current composition provides effective oversight of the Company on behalf of our stockholders.

Corporate Policies

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics and Conduct, Insider Trading Compliance Policy, Whistleblower Policy, and charters for our Nominating and Governance Committee, Audit Committee and Human Capital Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Vertex.

Insider Trading/Anti-Hedging Policy

The Insider Trading Compliance Policy applies to all our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving the Company’s equity securities.

Code of Ethics and Conduct

The Code of Ethics and Conduct contains the ethical principles by which our directors, officers and employees are expected to conduct themselves when carrying out their duties and responsibilities. Annually, all employees are required to review and attest to their compliance with our Code of Ethics and Conduct. A copy of our Code of Ethics and Conduct is available on our website at http://ir.vertexinc.com. We will provide a copy of our Code of Ethics and Conduct to any person, without charge, upon request, by writing to, Vertex, Inc., 2301 Renaissance Blvd., King of Prussia, PA 19406 Attn: Legal (telephone number (800) 355-3500). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics and Conduct by posting such information on our website at www.vertexinc.com.

Policy for Recovery of Erroneously Awarded Compensation

At a regularly scheduled board meeting, our Board adopted a Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) in July 2023. Our Clawback Policy is in accordance with Rule 10D-1 of the Exchange Act and the corresponding listing standards of Nasdaq (together, the “Clawback Rules”). Pursuant to the Clawback Policy, and subject to certain limited exceptions in the Clawback Rules, in certain events where we are required to restate our financial statements, we are required to recoup erroneously awarded incentive-based compensation (as defined in the Clawback Policy) paid to any current or former executive officer during the three completed fiscal years immediately prior to the date the accounting restatement was required. The amount recoverable is the amount of any incentive-based compensation received by the executive officer based on the financial statements prior to the restatement that exceeds the amount that such executive officer would have received had the incentive-based compensation been determined based on the financial restatement.

Stock Ownership Policy

The Stock Ownership Policy was adopted by the Board on December 7, 2022, and requires certain officers of the Company, including the named executive officers, to maintain a level of beneficial ownership of the Company’s Common Stock (“Minimum Ownership”) to ensure investment in the performance of the Company and to align the interests of those officers with the interest of the Company’s stockholders.  Under the policy, all covered executives are required to obtain by the later of June 1, 2024 or the fifth anniversary such officer becomes subject to this policy, and thereafter maintain, the corresponding

Minimum Ownership assigned to such executive.  The Chief Executive Officer is required to maintain a Minimum Ownership of four times their annual salary and all other officers subject to the policy are required to maintain a Minimum Ownership of one- and one-half times their annual salary.

Board Leadership Structure and Role in Risk Oversight

Our Board exercises its discretion in combining or separating the roles of Chairperson of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. DeStefano serving as Chairperson of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairperson of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. DeStefano and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the technology industry and public company management. For these reasons and because of the strong leadership of Mr. DeStefano as Chairperson of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that, if the Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the non-management directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairperson of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. Our current lead independent director is Eric Andersen.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face, including cybersecurity risks. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function, including the oversight of cybersecurity risks, directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In addition, Board members receive presentations on cybersecurity topics from our General Counsel, internal security staff, or external experts as a part of the Board’s continuing education. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Attendance By Members of the Board at Meetings

There were six (6) meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at http://ir.vertexinc.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at our annual meetings; however, it is expected that, absent compelling circumstances, directors will attend. All our directors attended last year’s annual meeting.

Executive Sessions

Our non-employee directors meet in regularly scheduled executive sessions. Such meetings are presided over by our lead independent director.

Committees of the Board

Our Board has established three standing committees: an Audit Committee, a Human Capital Committee and a Nominating and Governance Committee, each of which operates under a written charter that has been approved by our Board. The committee charters are available on our website at http://ir.vertexinc.com. The members of each of the committees are set forth below:

Audit Committee

Members

J. Richard Stamm (Chair)

Bradley Gayton

Philip Saunders

Kevin Robert

Bradley Gayton was appointed as a member of the Audit Committee effective February 22, 2024, and will serve in such capacity until his respective successor shall be duly appointed and qualified, or until his earlier death, resignation or removal.

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, and performs the following functions:

●	monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our Independent Auditor’s qualifications and independence, and the status of our Independent Auditor; assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of performing any audit, review or attest services;
●	provides a medium for consideration of matters relating to any audit issues;
●	prepares the Audit Committee report that the rules require be included in our filings with the SEC; and
●	oversees our enterprise and cybersecurity risk management program.

The composition of our Audit Committee complies with all applicable SEC and Nasdaq rules, including the requirement that at least one member of the Audit Committee have accounting or related financial management experience. All four members of the Audit Committee are considered to be independent directors. J. Richard Stamm qualifies as an "Audit Committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee conducted ten (10) meetings in 2023.

Human Capital Committee

Members

Eric Andersen (Chair)

J. Richard Stamm

Philip Saunders

Bradley Gayton

Our Human Capital Committee reviews and recommends policy relating to compensation and benefits of our officers and employees, and performs the following functions:

●	reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers;
●	evaluates the performance of these officers in light of those goals and objectives; and
●	sets compensation of these officers based on such evaluations.

The composition of our Human Capital Committee complies with all applicable SEC and Nasdaq rules. The Human Capital Committee conducted six (6) meetings in 2023.

Nominating and Governance Committee

Members

Kevin Robert (Chair)

Amanda W. Radcliffe

Eric Andersen

Bradley Gayton

The Nominating and Governance Committee:

●	oversees and assists our Board in identifying, reviewing and recommending nominees for election as directors;
●	evaluates our Board and our management; develops, reviews, and recommends corporate governance guidelines and a corporate code of business conduct and ethics;
●	generally advises our Board on corporate governance and related matters; and
●	oversees succession planning.

The composition of our Nominating and Governance Committee complies with all applicable SEC and Nasdaq rules. The Nominating and Governance Committee conducted six (6) meetings in 2023.

Human Capital Committee Interlocks and Insider Participation

None of the members of our Human Capital Committee is, nor has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, an equivalent committee, or any other relevant committee, of any entity that has one or more executive officers serving on our Board or Human Capital Committee.

Director Candidates

The Nominating and Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders’ Agreement and any other stockholders’ agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines whether candidates meet the qualifications desired by the Nominating and Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Governance Committee will consider minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Our Nominating and Governance Committee has a formal policy with respect to diversity and believes that our Board, taken as a whole, should embody diverse skills, experiences, backgrounds, races and genders.

Board Diversity Matrix (As of April 29, 2024)
Total number of directors	8
	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black	0	1
White	2	5

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Vertex, Inc., 2301 Renaissance Blvd., King of Prussia, PA 19406. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Sustainability

We are committed to reducing our carbon footprint as much as possible. By transitioning to a hybrid, work-from-home environment and utilizing cloud services, we have already made significant progress.

●	Over the past two years, 90% of our employees have been working from home, helping to significantly reduce our carbon footprint. We will continue to offer work from home options, and we coach our team around ways to reduce power usage while out of the office.
●	We partnered with Amazon Web Services (AWS) to evaluate our power use effectiveness and are proud that our AWS Power Use Effectiveness rating is 1.2, translating to an 83% efficiency. We are committed to using providers who have a goal to achieve 100% renewable energy usage for their global infrastructure.
●	We implemented sustainable practices at our facilities such as reusable water dispensers, and auto-shut-off lighting. Recycling is strongly encouraged throughout the office, and we participate in other waste management programs.
●	We are exploring options to broaden our sustainable sourcing program and are committed to partnering with vendors that share our commitment to sustainable practices.

●	Our office spaces are LEED (Leadership in Energy and Environmental Design) certified.

Philanthropy and Social Impact

Giving back to our communities is core to who we are and has been a source of pride for our Company for over 40 years. In 2023, our employees had opportunities at work to volunteer and get involved, including but not limited to:

●	Disaster Relief Campaigns.
●	Employee Charitable Matching Programs.
●	Global Week of Services.
✓	Three (3) continents.
✓	Seven (7) cities.
✓	1600 volunteer hours.
✓	30 organizations benefited.
●	Support for over 50 non-profit organizations.
●	Invested approximately $1.5 million into communities around the world since 2020.

Diversity, Equity, Inclusion & Belonging

We believe in a culture where all employees feel included. Diversity of our people, thoughts, and opinions is valued and embraced. A key area of focus and a priority is to provide purposeful opportunities for our employees to feel heard and we hold ourselves accountable for making Vertex a place where all employees can thrive as their authentic selves.

Our focus on Diversity, Equity, Inclusion and Belonging (“DEI&B”) is about more than just our Company’s passion to cultivate our culture of respect for all people; it is critical to our success as a company. DEI&B has data-driven links to increased business performance and success and is embedded in our mission, values and enterprise objectives. We seek to attract, nurture, develop, and retain world class talent where every employee is valued, included, engaged and has a sense of belonging. One of our most popular programs in this area are our Business Resource Groups (“BRGs”).

Vertex’s Business Resource Groups (BRGs)

Inspired by employee feedback, BRGs are employee-led teams of individuals with shared experiences and common interests. BRGs help underrepresented communities create inclusive environments where they can thrive in the workplace, alongside allies. They also drive cross-functional, lateral connections across our global employee base. Our BRGs are global, open to everyone, and employee-led with executive sponsorship.

●	SANKOFA: Provides a safe and authentic space for Black employees and allies to focus on the advancement and equity of Black employees within our Company.
●	Prism: Advocates for those with diverse genders and sexualities to promote inclusion, equality, equity, and respect.
●	Vertex Village: Provides working parents, guardians and caregivers a group to find support and promote a healthy work-life balance while raising children and caring for loved ones.
●	Women in Search of Excellence (WISE): Cultivates an inclusive environment that supports and encourages women to elevate their voices and develop skills through connection, mentorship, collaboration, and education.
●	THRIVE: Connects, fosters, and empowers our employees by raising awareness about mental, physical, and emotional health.
●	GenNow: Provides young professionals with the inspiration and skills to build their future at Vertex.
●	VALORS: Connects U.S. and International civilian and military resources, interests, education, and support of our employees, their families, and the greater military/civilian community at large.
●	Fuerza Latina: Educates others about Latinx/Hispanic culture while striving to create an inclusive environment where members and allies can cultivate professional growth.

Security and Data Privacy

Customers use our solutions within their critical infrastructure, and they want to confirm we have the tools, technologies, processes, and controls in place to protect their data. Where appropriate, we provide our customers with independent third-party audit reports, such as Service Organization Control (“SOC”) 1 and SOC 2, as well as certifications to ISO 27001. Our top priority is keeping our customers’ data secure. We employ rigorous security measures at the organizational, architectural, and operational levels to support the safety of our customers’ data, applications, and infrastructure remain safe.

Our cybersecurity risk management initiative is a cornerstone of our information security program, which includes a cross-functional management team with representatives from Legal, Enterprise Risk Management, Information Security, Information Technology, and Engineering. The cybersecurity risk management work is directed by the Enterprise Risk Management Team in collaboration with the Information Security Team and is intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our information security program includes a cybersecurity incident response plan and playbook.

Additionally, our customers’ privacy is crucial. We strongly support regulations that protect the cross-border transfer of personal data.  Privacy protections are also important to the individuals within our customers’ organizations, and we help customers meet their own General Data Protection Regulation compliance requirements through the maintenance of rigorous technical and organizational measures.

Talent, Culture and Safety

As a customer-first driven organization with a core focus on the well-being of our team, we nurture our culture by providing competitive compensation and benefits to our employees, including:

●	Market-based Compensation
●	Long Term Equity Incentives
●	Employee Health Benefits
●	401(k) plan with a company match
●	Employee Stock Purchase Plan
●	Family Forming and Paid Family Leave Benefits
●	Flexible Time Away Policy

We also provide wellness resources for employee mental wellbeing, including live seminars with wellness professionals.

Stockholders’ Agreement

In connection with our IPO in July 2020, we entered into the Stockholders’ Agreement with Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal, with Ms. Radcliffe and Ms. Thompson each serving as a member of our Board, and their affiliated trust entities and family members. For so long as Ms. Radcliffe, Ms. Thompson or Mr. Westphal, in each case together with his or her children and related trusts, owns at least five percent of our outstanding Common Stock, he or she each shall be entitled to designate one individual, including themselves, for nomination to our Board, and we will be required to use our best efforts to include the designee in the slate of nominees recommended to our stockholders for election as a director at the next annual or special meeting of stockholders. At any general or special meetings of the stockholders involving the election of directors, each stockholder party to the Stockholders’ Agreement must vote, or provide written consent on behalf of, all of his or her shares of Common Stock in favor of each individual nominated by the parties to the Stockholders’ Agreement. For all matters other than the election of directors, voting shall be discretionary at the option of each stockholder.

Controlled Company Exemption

The parties to the Stockholders’ Agreement have more than 50% of the voting power for the election of directors, and, as a result, we are considered a "controlled company" for the purposes of the Nasdaq listing requirements. As such, we qualify for exemptions from certain corporate governance requirements, including that a majority of our Board consists of "independent directors”, as defined under the Nasdaq rules. In addition, we are not required to have a Nominating and Governance Committee or Human Capital Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the Nominating and Governance and Human Capital Committees. We currently do not rely on the exemption from the requirement to have a Nominating and Governance Committee composed entirely of independent directors, but in the future, we may elect to rely on such exemption and/or other available exemptions. Accordingly, if we rely on these exemptions, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If at any time we cease to be a "controlled company" under the rules of Nasdaq, our Board intends to take all action necessary to comply with the Nasdaq corporate governance rules.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the chairperson of any of the Audit, Nominating and Governance, and Human Capital Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2301 Renaissance Blvd., King of Prussia, PA 19406, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Positions with Vertex
David DeStefano	61	President, Chief Executive Officer and Chairperson
John Schwab	56	Chief Financial Officer
Bryan Rowland	44	General Counsel

David DeStefano became our President and Chief Executive Officer in November 2016, joined our Board in 2016 and was appointed Chairperson of our Board in 2020. Between 2015 and 2016 he was an Executive Vice President and a member of the Company’s Executive Council, which monitored our long-term strategic and financial viability, corporate brand, and culture. Mr. DeStefano previously served as our Vice President, Chief Financial Officer and Executive Vice President. Prior to joining the Company, Mr. DeStefano was Principal and Vice President at The Mid-Atlantic Companies, Ltd. Mr. DeStefano is also on the Advisory Board for Corporate Social Responsibility at the Satell Institute and is on the Board of Trustees of the Joseph Fund in Camden, New Jersey. Mr. DeStefano received a BS in Finance from Lehigh University.

John Schwab became our Chief Financial Officer in 2020. Prior to joining the Company, Mr. Schwab served as Chief Financial Officer of Flagship Credit Acceptance from 2015 until 2019. Mr. Schwab began his career in assurance services at Arthur Andersen LLP. Mr. Schwab received a BS in Accounting from LaSalle University.

Bryan Rowland became our General Counsel in 2017. Prior to joining the Company, Mr. Rowland held various roles at Checkpoint Systems from 2005 to 2016, including serving as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary from 2014 to 2016. Mr. Rowland received a BA in Psychology and Philosophy from Towson University and a Juris Doctorate degree from Villanova University Charles Widger School of Law.

Term of Executive Officers: Each executive officer is appointed and serves at the discretion of the Board and holds office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal 2023, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions.  Our named executive officers for the year ended December 31, 2023, which consist of our principal executive officer, our principal financial officer and our other most highly compensated executive officer for fiscal year 2023 (collectively, the “named executive officers” or “NEOs”) are:

●	David DeStefano, who serves as Chief Executive Officer (“CEO”) and is our principal executive officer;

●	John Schwab, who serves as Chief Financial Officer (“CFO”) and is our principal financial officer; and

●	Bryan Rowland, who serves as Vice President and General Counsel;

The roles and responsibilities of the Human Capital Committee and the Board in determining the compensation for our CEO and the other named executive officers is described below in “Determination of Compensation”.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following this Proxy Statement may differ materially from currently planned programs as summarized in this discussion.

Executive Summary/Fiscal Year 2023 Highlights

The growth of our business and our future success depend on many factors and our executive compensation program is designed to further growth and meet our strategic goals and to deliver pay in accordance with corporate and individual performance rewarding superior performance and providing consequences for under performance. We believe that the compensation of our named executive officers for fiscal year 2023 was aligned with the Company’s performance during the year. In fiscal year 2023, we achieved revenue growth of 16.4% year-over-year. That growth is primarily driven by our 15.7% increase year over year of software subscriptions revenue.  We attribute this growth to our market leadership, strength of our brand, and the durability of our business. The durability of our business relies on our executive leadership and their compensation is based on the achievement of our organizational and strategic goals.  As such, we engage in an enterprise-wide exercise, led by our executive leadership, to align our corporate strategic goals to the goals of our various business teams and to each individual employee. There have been no material changes to this process in 2023.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and reward high caliber leaders who create an inclusive and diverse environment and are deemed critical to our success. The program seeks to align executive compensation with our short-and long-term objectives, financial performance and stockholder priorities. Our compensation objectives are designed to support these goals by:

●	Providing competitive compensation packages that are designed to reward executives for excellence in leadership, driving company performance and facilitate executive retention; and
●	Effectively aligning our executives’ interests with those of our stockholders through short-term and long-term performance goals that directly correlate to successful implementation of our business strategy.

In keeping with our role as a publicly-held company, we maintain a commitment to strong corporate governance in connection with our named executive officer compensation arrangements where our Human Capital Committee works with management to develop and maintain compensation frameworks that are appropriate and competitive for a public company, including, but not limited to, regularly reviewing best practices in executive compensation and governance. Our Human Capital Committee works with our independent consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“AON”) to formalize our compensation philosophy and implement compensation arrangements that reflect that philosophy.

Below are highlights of what we do and what we do not do:

.
What We Do		What We Do Not Do
✓	Ensure that a significant portion of our executive pay is considered performance-based and at-risk.	X	Grant uncapped cash incentives or guaranteed equity compensation.
✓	Issue long-term incentive awards to promote executive retention and reward long-term value creation.	X	Provide significant perquisites.
✓	Maintain stock ownership guidelines for our executive officers and directors.	X	Provide any compensation-related tax gross-ups.
✓	Engaged an independent compensation consultant to advise our Human Capital Committee and perform a risk assessment on executive compensation arrangements.	X	Reprice our stock option awards and our equity incentive plan expressly forbids exchanging underwater options for cash without stockholder approval.
✓	Maintain an anti-hedging/Insider Trading Compliance Policy governing all employees and directors.

Stockholder Advisory Vote on Executive Compensation

As required by Section 14A(a)(1) of the Exchange Act, in Proposal 3 of this Proxy Statement we are requesting that our stockholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Our Board and the Human Capital Committee will consider the outcome of the Say-on-Pay vote, as well as feedback received from our stockholders, when making compensation decisions for our named executive officers in the future.

Determination of Compensation

Role of Board /Human Capital Committee/Executive Officers

During fiscal 2023, our Board, with respect to our CEO, and our Human Capital Committee, with respect to each other named executive officer was responsible for designing and administering executive compensation programs with respect to our named executive officers. In each case the Human Capital Committee took into account recommendations from AON, and the compensation arrangements were also influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions and performance.

Our CEO made recommendations to the Board and the Human Capital Committee to assist in determining fiscal 2023 compensation levels (except with respect to his compensation). While the Board and the Human Capital Committee utilized this information, the ultimate decisions regarding fiscal 2023 executive compensation were made by the Board and the Human Capital Committee in its own independent judgment.

Role of Compensation Consultant

When making compensation decisions in fiscal 2023, our Human Capital Committee considered advice and data provided by AON for guidance regarding our executive compensation program and how our compensation practices compare to the compensation practices of other peer companies. The Human Capital Committee analyzed a comparative framework of external market data comprised of both specific peers in the software and services industry with similar business and financial profiles as us, as well as size-appropriate comparisons in the software product services and tech industry. The Human Capital Committee analyzed the public company market data for executive compensation as a general indicator of relevant market conditions and pay practices, focusing on revenue, market capitalization, industry and talent competitors. In particular, the Human Capital Committee reviewed compensation data from the following peer group as a reference source, developed in consultation with AON:

ACI Worldwide Inc.	Everbridge, Inc.
Alarm.com Holdings Inc.	Fair Isaac Corporation
Altair Engineering Inc.	Five9 Inc.
Alteryx Inc.	Manhattan Associates Inc.
AppFolio Inc.	Microstrategy Inc.

Aspen Technology Inc.	Momentive Global Inc.
Avalara Inc.	New Relic Inc.
Blackbaud Inc.	Pegasystems Inc.
BlackLine Inc.	Q2 Holdings
Box Inc.	Smartsheet Inc.
Commvault Systems Inc.	Workiva Inc.
Coupa Software Inc.	Yext inc.
Elastic N.V.

The Human Capital Committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers.

The Board has evaluated AON’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that AON does not have any conflicts of interest in advising the Board.

Our Human Capital Committee expects to periodically review and update this peer group and to utilize AON for benchmarking certain levels of executive compensation, obtaining a general understanding of current compensation practices, and peer group analysis in determining and developing compensation packages for our named executive officers.

Elements of Our Executive Compensation Program

Historically, and for fiscal 2023, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on annual performance and achievement of specified strategic goals
Equity-Based Compensation	Provides long-term incentives to drive financial and operational performance and stockholder value creation
Other Employee Benefits	Attract and retain key talent by providing a competitive benefits package
Severance and Other Benefits Potentially Payable upon Termination of Employment	We have entered into employment agreements with each of our named executive officers that provide for severance payments and benefits under certain circumstances

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program.  Base salaries for our named executive officers were initially established through a general review of compensation market data and are reflective of individual performance, time in role, scope of responsibility, leadership skills and experience at the time an executive was hired. Our Human Capital Committee reviews the annual base salaries of each of our named executive officers periodically, referring generally to the 50th percentile of similar positions at our peer group of companies. If no similar positions are included in our peer group of companies, general market surveys are used when adjusting annual base salaries. The surveys provide general market data that is used as one of many reference points in determining the annual base salaries but are not used to benchmark annual base salaries for our named executive officers.

In early 2023, the Human Capital Committee approved base salary increases for our NEOs ranging from 3% to 4%, including 3% for our CEO, as set forth in the table below. We intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.

Name	2023 Salary ($)
David DeStefano	$590,000
John Schwab	$467,000
Bryan Rowland	$317,000

Cash-Based Incentive Compensation

We maintain an annual bonus plan (the “Organizational Bonus Plan”), which is designed to motivate and reward our employees, including our executives and named executive officers, for achievements relative to financial, non-financial and individual performance goals. Under the Organizational Bonus Plan, our named executive officers are eligible to earn cash bonuses based on the executive’s bonus target and the achievement of pre-established company and individual performance goals.  Our named executive officers’ target annual bonuses for 2023, expressed as a percentage of base salary, are set forth below.

Named Executive Officer Target Percentage

David DeStefano. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .100%

John Schwab . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60%

Bryan Rowland. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40%

For 2023, financial performance accounted for 80% of the bonus opportunity for each of our named executive officers and was based on achievements relative to our three most important financial metrics (revenue, pre-tax net income and adjusted cash from operations) against the annual budgeted amounts for the year. Achievement against certain non-financial targets accounted for the remaining 20% of the bonus opportunity for each of our named executive officers and generally related to the achievement of key strategic objectives, as described below.

Financial performance metrics were set early in 2023 at threshold, target and high levels and results are interpolated between these levels. The percentage of target earned for each performance level is as follows: threshold (25%), target (100%), and maximum (200%). There is no bonus earned for a particular metric if performance is below threshold, and budgeted pre-tax net income must be achieved at a minimum of 85% before any payment is available under the Organizational Bonus Plan. If this minimum performance threshold is not achieved, there will be no bonus payment from the Organizational Bonus Plan, irrespective of individual performance achievement or other financial objective achievement. Bonuses are capped at the maximum level. The chart below shows Company performance metrics for 2023 at the threshold, target, and maximum levels as well as the Company’s actual results for 2023, which were determined by the Human Capital Committee in February 2024.

Performance Metric	Weighting	Threshold Performance (in millions)	Target Performance (in millions)	Maximum Performance (in millions)	Actual Performance Achievement %
Revenue	26.67%	$469.1	$551.9	$1,103.8	103.71%
Pre-Tax Net Income	26.67%	$43.4	$51.0	$102.0	101.90%
Adjusted Cash From Operations	26.66%	$14.4	$17.0	$134.0	100.08%
Non-Financial Targets:	20%	-	100%	-	82.25%
ERP go live in Q2	25% (1)				25%
Talent Quotient	25% (1)				24.75%
Existing Solution Improvements	25% (1)				25%
New Solution Launch	25% (1)				7.5%

(1)	For purposes of calculating the total weighting (20%) of Non-Financial Targets, each target was assigned a weighting of 25%, thus, making each target 5% of the total Organizational Bonus.

With respect to the non-financial goals, the Human Capital Committee agreed with management’s assessment that (i) the ERP and Existing Solution Improvement metrics were achieved; (ii) 4 of the 5 metrics for the Talent Quotient goal were met or exceeded, and the 5th metric was only missed by 1%, resulting in 99% achievement for this goal; and (iii) the New Solution Launch goal was not fully achieved due to factors outside of the Company’s control, resulting in partial achievement for this goal.

For purposes of the Organizational Bonus Plan, “pre-tax net income” is calculated by adding back to net income the income tax benefit or expense, stock-based compensation expense and bonus expense and “adjusted cash from operations” is calculated by adding back to net cash from operations the costs of capital software additions and purchases of property and equipment. Based on the recommendation of management, the Human Capital Committee used its discretion to further adjust results for these metrics to exclude certain severance and acquisition costs and accounts receivable that were not considered when setting the 2023 budget targets.

Individual performance also factors into the calculation of the bonus payment for our named executive officers under the Organizational Bonus Plan.  The named executive officers are rated based on their achievement of individual performance goals.  Based on the individual rating, the amount otherwise earned based on the achievement of company financial and non-financial metrics discussed above may be increased  to 110% or decreased to 0%.  The “Distinguished Performer” rating results in 110% of the earned bonus amount being paid and the “Successful Performer” rating results in no adjustment such that 100% of the earned bonus amount is paid. An individual rating of “Developing Performer” results in a reduced earned bonus amount with a discretionary adjustment of between 0% and 95%.  An individual receiving an “Unsuccessful Performer” rating is ineligible to receive a bonus payment. Each of our named executive officers received a rating of “Distinguished Performer” for 2023. The individual goals reflect our strategic and nonfinancial goals.

2023 individual goals for Mr. DeStefano, Mr. Schwab, and Mr. Rowland were aligned with the Company’s goals to accelerate growth, scale and operate with excellence, deliver differentiated value to our customers, and power our culture and talent for growth.

Mr. DeStefano exceeded performance expectations with outstanding leadership and was rated a distinguished performer.  Accomplishments include acceleration of strategic and innovation initiatives, surpassing financial targets, navigation of internal / external stakeholders associated with extraordinarily complex and compressed acquisition project, advanced strategic partnerships, enhanced customer relationships, implementation of critical ERP systems, strengthened organizational capability, recruitment and development of critical talent at all levels, and increased employee engagement across the enterprise.

Mr. Schwab exceeded performance expectations with excellent leadership and was rated a distinguished performer.  Accomplishments include exceeding operational metrics, advancement of cost control measures, management of financing / diligence associated with extraordinarily complex and compressed acquisition project, implementation of critical ERP systems, strengthened sales partnership, streamlined contract management, enhanced customer data / reporting, and increased investor / analyst confidence.

Mr. Rowland exceeded performance expectations with strong leadership and was rated a distinguished performer.  Accomplishments include driving partnership opportunities, navigation of legal / financing negotiations associated with extraordinarily complex and compressed acquisition project, streamlined contract management, advanced risk mitigation practices, strengthened cybersecurity readiness, reduced potential legal liabilities.

In February 2024, our Human Capital Committee assessed achievement against the financial and non-financial metrics described above and the Board approved funding the bonus pool at 99.33% of the targeted Organizational Bonus Plan opportunity for 2023.  Since each of our named executive officers was rated a Distinguished Performer for 2023, an additional 10% was added to each named executive officer’s bonus resulting in a bonus payout of 109.26% of target.

The actual annual cash bonuses awarded to each named executive officer for 2023 performance are set forth in the Summary Compensation Table on page 31 in the column entitled "Non-Equity Incentive Plan Compensation."

Equity-Based Compensation

We view equity-based compensation as a critical component of our balanced total compensation program.  Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders.

Consistent with our compensation strategy, we provide our named executive officers with long-term incentive compensation to support a long-term focus that aligns the interests of our executives and stockholders. On the effective date of our IPO, we adopted the 2020 Incentive Award Plan (the “2020 Plan”), which provides for the award of stock appreciation rights (“SARs”) stock options (“options”), restricted stock awards (“RSAs”), and restricted stock units (“RSUs”).  Each equity award is granted upon Board approval and is governed by the 2020 Plan and an award agreement, which specifies the vesting provisions and other rights and obligations applicable to each specific grant.  AON and our Human Capital Committee periodically review our equity plan design with respect to the mix of equity awards granted and the vesting provisions.

During 2023, we awarded RSUs to our named executive officers as the long-term incentive component of our compensation program. Messrs. DeStefano, Schwab and Rowland were awarded the following RSUs on February 23, 2023:

Name	RSUs
David DeStefano	405,581
John Schwab	121,220
Bryan Rowland	25,714

The RSUs vest in substantially equal installments on each of the first four anniversaries of the grant date.

Other Benefits

Perquisites

Other than the supplemental insurance benefits described below, our named executive officers generally do not receive any additional perquisites or supplemental benefits and we do not provide any tax “gross ups” to our named executive officers.

Health and Welfare Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including, medical, dental, and vision benefits; medical and dependent care flexible spending accounts; health savings accounts, short-term and long-term disability insurance; and life/accidental death and disability insurance.

Our named executive officers are provided with a combination of supplemental term life/AD&D insurance with a guaranteed issue face amount of $750,000 and supplemental individual long-term disability insurance, which when combined with the disability coverage provided under our group long-term disability insurance plan, provides the named executive officer with disability income equal to an amount up to 75% of the named executive officer’s pre-disability total compensation.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Retirement Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax, Roth, and after-tax basis, through contributions to the 401(k) plan. Currently, we match 100% of pre-tax and Roth contributions made by participants in the 401(k) plan up to 6% of a participant’s eligible compensation, excluding age 50+ catch up contributions. These matching contributions are immediately 100% vested. We believe providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employment and Severance Arrangements

In connection with our IPO we entered into amended and restated employment agreements with each of our named executive officers.  The material terms and conditions of each such agreement is set forth below.

Salary; Bonus

The employment agreements entitle the executives to annual base salaries and eligibility to earn discretionary bonuses under our annual cash bonus plans. See “2023 Salaries” and “Cash-Based Incentive Compensation” above for additional information regarding the base salaries and bonus opportunities of our named executive officers for 2023.

Term

The initial term of Mr. DeStefano’s employment agreement expired in 2023 and automatically renews for successive two-year periods, unless 60 days’ prior notice of non-renewal is given by either party. The employment agreements for Mr. Rowland and Mr. Schwab are for indefinite terms.

Severance

If we terminate a named executive officer without cause, or the executive resigns for good reason, subject to the executive timely executing a release of claims, the executive is entitled to receive (i) base salary continuation for 12 months (or 24 months for Mr. DeStefano) and (ii) direct payment of, or additional cash payments equal to, the premiums for continued health coverage for up to 18 months. Mr. DeStefano is also entitled to an additional lump sum payment equal to 12 months of health coverage premiums in the event he has not become eligible for health insurance coverage from a subsequent employer by the date that is 15 months following such termination of employment.

The receipt of severance payments and benefits for the named executive officers is also subject to the executive’s continued compliance with certain restrictive covenants and confidentiality obligations, as described below under “Restrictive Covenants.” In the event of a material breach of such covenants, subject to certain cure rights, the executive’s right to receive any of the severance payments or benefits described above will cease, and the executive will be obligated to repay to the Company any such payments or benefits previously paid.

Each of our named executive officers is entitled to 30 days’ notice, or pay in lieu of notice, in the event we terminate the executive for any reason other than cause.

For purposes of the employment agreements, “cause” generally means, subject to certain notice and cure rights, the executive’s (i) material breach of the employment agreement; (ii) repeated failure to perform duties to the Company or any subsidiary; (iii) willful misconduct that is materially injurious to the Company or any subsidiary (or for Mr. Schwab or Mr. Rowland, willful misconduct or gross negligence with regard to the Company, any subsidiary or their business, assets or employees); (iv) dishonesty, unethical, fraudulent or similar misconduct in connection with the executive’s employment or service; (v) use of non-prescription controlled substances, misuse of prescription drugs, or habitual intoxication during work hours; (vi) indictment for any felony that has or is reasonably likely to cause material adverse consequences to the Company, its businesses or prospects; (vii) conviction, guilty plea or plea of nolo contendere to a felony or any crime involving fraud, dishonesty or moral turpitude; (viii) material violation of any Company policy; or (ix) refusal to follow any reasonable and lawful direction of the Board or any person to whom the executive reports, if applicable.

For purposes of the employment agreement, “good reason” is generally defined to mean, subject to certain notice and cure rights, (i) the Company’s material breach of the employment agreement, (ii) the material diminution of the executive’s duties, (iii) a material decrease in the executive’s annual base salary, or (iv) any relocation of the executive’s principal office by more than fifty (50) miles.

Restrictive Covenants

Pursuant to their employment agreements, the executives have agreed to refrain from competing with us or soliciting our employees, customers, clients or prospects, in each case, while employed and following termination of employment for a period of 24 months for Mr. DeStefano or 12 months for Mr. Rowland and Mr. Schwab. During the applicable restricted period, the executives are also obligated to disclose to us certain business opportunities that relate to the business of the Company, its subsidiaries or affiliates. The executives are also bound by certain confidentiality and assignment of inventions obligations.

See “—Potential Payments Upon Termination or Change in Control” for information regarding benefits under the employment agreements.

Tax Considerations

As a general matter, our Board of Directors review and consider the various tax and accounting implications of compensation programs we utilize.

Section 409A.  The Human Capital Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all named executive officers. While the Human Capital Committee may take the deductibility of compensation into account when making compensation decisions, the Human Capital Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Compensation and Risk Management

Our Human Capital Committee and our management team each play a role in evaluating and mitigating potential risks associated with our compensation programs, policies and practices in consultation with AON. AON performed a compensation risk assessment on Vertex’s 2023 executive compensation program and concluded that the compensation program did not promote excessive risk-taking behavior by executive officers of the Company, nor did it create risks that are reasonably likely to have a material adverse effect on us.

The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy.  Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.  In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Human Capital Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Report of the Human Capital Committee of the Board of Directors

The Human Capital Committee has reviewed and discussed this CD&A with Company management. Based on this review and discussion, the Human Capital Committee recommended to the Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the members of the Human Capital Committee of the Board:

Eric Andersen (Chair)

J. Richard Stamm

Philip Saunders

Bradley Gayton

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2023 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023, 2022, and 2021.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Principal		Salary	Awards	Awards	Compensation	Compensation
Name	Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	Total ($)
David DeStefano	President and Chief Executive Officer	2023	589,654	6,250,003		644,274	47,660	7,531,591
		2022	572,018	5,749,999		635,736	44,415	7,002,168
		2021	572,018	3,674,988	1,516,565	1,064,116	43,171	6,870,858
John Schwab	Chief Financial Officer	2023	466,746	1,868,000		305,988	55,805	2,696,539
		2022	453,358	1,315,707		332,701	51,388	2,153,154
		2021	432,003	221,357	91,349	331,026	49,959	1,125,694
Bryan Rowland	General Counsel	2023	316,770	396,253		138,445	52,541	904,009
		2022	300,527	224,022		152,270	48,550	725,369
(1)	Amounts reflect the full grant-date fair value of stock awards granted during fiscal 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 13 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K.
(2)	Amounts in this column represent cash incentive compensation earned during the year based on the attainment of pre-established performance objectives under our annual Organizational Bonus Plan. For additional information, see “Cash-Based Incentive Compensation” above.
(3)	Amounts in this column represent the 2023 additional perquisites and supplemental benefits provided to our named executive officers that are not reported in the other columns of this table. For Mr. DeStefano, the amount shown includes premium payments for long-term disability and life insurance in the amount of $11,902, 401(k) plan matching contributions in the amount of $19,800, and healthcare plan cost in the amount of $15,958. For Mr. Schwab, the amount shown includes premium payments for long-term disability and life insurance in the amount of $11,086, 401(k) plan matching contributions in the amount of $19,800, and healthcare plan cost in the amount of $24,919. For Mr. Rowland, the amount shown includes premium payments for long-term disability and life insurance in the amount of $8,219, 401(k) plan matching contributions in the amount of $19,800, and healthcare plan cost in the amount of $24,522. For additional information about the amounts set forth in this column, see “—Other Benefits” above.

Grants of Plan-Based Awards in Fiscal 2023

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to help explain information provided above in our Summary Compensation Table.  This table presents information regarding all grants of plan-based awards occurring during fiscal 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
David DeStefano	2/23/2023	147,500	590,000	1,180,000	405,581	6,250,003
John Schwab	2/23/2023	70,050	280,200	560,400	121,220	1,868,000
Bryan Rowland	2/23/2023	31,700	126,800	253,600	25,714	396,253
(1)Amounts reflect potential payouts under the Organizational Bonus Plan for the 2023 performance year.  For additional information, see “Cash-Based Incentive Compensation” in the CD&A above.
(2)The RSUs vest in substantially equal installments on each of the first four anniversaries of the grant date.
(3)Amounts reflect the full grant-date fair value of stock awards granted during fiscal 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 13 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Option Awards					Stock Awards
		Number of	Number of
		Securities	Securities				Number of		Market Value
		Underlying	Underlying				Shares of		of Shares of
		Unexercised	Unexercised		Option	Option	Stock that		Stock that
	Grant	Options (#)	Options (#)		Exercise	Expiration	have not		have not
Name	Date (1)	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)(2)
David DeStefano	01/01/2002	343,893			0.15	N/A

	10/31/2016	1,259,496			2.50	10/31/2026
	12/27/2019		186,591	(3)	3.73	12/20/2029

	03/01/2021						57,136	(4)	1,539,244
	03/01/2021	66,399	66,400	(5)	32.16	03/01/2031
	02/24/2022						327,698	(6)	8,828,184
	02/23/2023						405,581	(6)	10,926,352
John Schwab	02/05/2020	168,235	248,238	(3)	4.70	02/05/2030
	03/01/2021						3,442	(4)	92,727
	03/01/2021	3,999	4,000	(5)	32.16	03/01/2031
	02/10/2022						72,028	(6)	1,940,434
	02/23/2023						121,220	(6)	3,265,667
Bryan Rowland	02/07/2019		62,196	(7)	3.73	02/07/2029
	12/20/2019		31,098	(8)	3.73	12/20/2029
	03/01/2021						1,733	(4)	46,687
	03/01/2021	2,013	2,014	(5)	32.16	03/01/2031
	02/10/2022						12,264	(6)	330,392
	02/23/2023						25,714	(6)	692,735

(1)	Option and stock appreciation rights were amended in connection with our IPO so that they became options to purchase shares of our Class A Common Stock. For these outstanding options, the grant date represents the original grant date of the applicable award, and not the date the amended option was granted in connection with the IPO.

(2)	Amount shown is based on the closing price of our Class A Common Stock of $26.94 per share on December 29, 2023 (the last trading day of 2023).

(3)	The option vests with respect to 50% of the award on the second anniversary of the applicable grant date and as to 50% of the award on the fifth anniversary of the applicable grant date, subject to the holder’s continuous service to the Company through each applicable vesting date.
(4)	The RSUs vest as to 50% of the shares on the second anniversary of the grant date and as to 25% of the shares on each of the third and fourth anniversaries of the grant date, subject to the holder’s continuous service to the Company through each applicable vesting date.
(5)	The option vests with respect to 25% of the award on each of the first four anniversaries of the grant date, subject to the holder’s continuous service to the Company through each applicable vesting date.
(6)	The RSUs vest as to 25% of the shares on each of the first four anniversaries of the grant date, subject to the holder’s continuous service to the Company through each applicable vesting date.
(7)	The option vested with respect to 50% of the award on February 7, 2021 and will vest as to 50% of the award on February 7, 2024, subject to the holder’s continuous service to the Company through each applicable vesting date.
(8)	The option vested with respect to 50% of the award on December 20, 2021 and will vest as to 50% of the award on December 20, 2024, subject to the holder’s continuous service to the Company through each applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)($)
David DeStefano	501,453	8,921,268	236,544	3,911,208
John Schwab	55,000	993,744	27,450	394,847
Bryan Rowland.	93,531	1,882,764	5,820	85,110

(1) For option awards, the value realized on exercise is calculated by multiplying (i) the number of shares exercised by (ii) the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the option. For restricted stock and RSUs, the value realized on vesting is determined by multiplying the shares vested by the closing prices of the Company’s Common Stock on the applicable dates of vesting.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on the last day of fiscal 2023.

We have entered into employment agreements with each named executive officer that provide for potential payments upon a qualifying termination of employment.  See “Employment and Severance Arrangements” above for additional information.

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment, in any case, occurring on the last day of fiscal 2023. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the existing equity plan.  Our named executive officers are not entitled to any additional or enhanced compensation or benefits in connection with a change in control or qualifying termination of employment that occurs in connection with a change in control.

Name	Benefit	Termination Without Cause or for Good Reason($)	Retirement (4) ($)
David DeStefano	Cash (1)	1,229,167	0
	Equity Acceleration (2)	0	15,801,280
	COBRA Reimbursement (3)	55,166	0
	Total	1,284,333	15,801,280
John Schwab	Cash (1)	505,917	0
	Equity Acceleration	0	0
	COBRA Reimbursement (3)	51,073	0
	Total	556,990	0
Bryan Rowland	Cash (1)	343,417	0
	Equity Acceleration	0	0
	COBRA Reimbursement (3)	51,314	0
	Total	394,731	0

(1) Amounts shown represent cash severance payments payable upon the named executive officer’s termination without cause or resignation for good reason, and also include 30 days of pay in lieu of notice.

(2) Amount shown is based on the closing price of our Class A Common Stock of $26.94 per share on December 29, 2023 (the last trading day of 2023).

(3) Amounts shown represent premiums for continued health coverage for up to 18 months (or 30 months for Mr. DeStefano).

(4) Pursuant to each named executive officer’s equity award agreements, upon the executive’s termination due to retirement, the executive’s outstanding and unvested options will vest in full and a pro-rated portion of the executive’s RSUs will vest. For purposes of the equity award agreements, “Retirement” means a participant’s voluntary termination of service on or after the date on which the participant attains age 55 and has completed a minimum of 15 years of service with the Company. Only Mr. DeStefano was retirement eligible as of December 31, 2023.

CEO Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the median of the annual total compensation of all of our employees other than our CEO, the annual total compensation of our CEO and the ratio of the median of the annual total compensation of all our employees as compared to the annual total compensation of our CEO (“CEO Pay Ratio”).  We consider the pay ratio specified herein to be a reasonable estimate calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

●	For 2023, the median annual total compensation of all our employees (other than our CEO) was $132,107, and the annual total compensation of our CEO was $7,531,591, as reported in the “2023 Summary Compensation Table” on page 31.

●	Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees was estimated to be 57 to 1.

To identify our median employee in 2023, we used the following methodology:

●	We considered the compensation of 1,539 Vertex full-time and part-time employees (other than the CEO) as of December 31, 2023 consistent with the requirements of Item 402(u) of Regulation S-K for identifying the total employee population.

●	We annualized the base compensation of all full-time and part-time employees who were employed by us for less than the entire calendar year.

●	We used total cash compensation, consisting of total base pay, plus bonus and commission payments, through December 2023 as the compensation measure for identifying our median employee. The compensation measure was consistently applied to all employees across our global workforce.

We calculated the median employee’s annual total compensation in the same manner as the named executive officers in the “2023 Summary Compensation Table” on page 31.

Pay versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEO”) and Company performance for the fiscal years listed below. The Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO¹ ($)	Compensation Actually Paid to PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Total Revenue⁵ ($ Millions)
					TSR ($)	Peer Group TSR ($)
2023	7,531,591	20,194,525	1,800,274	5,249,186	77.30	139.45	(13.1)	572.4
2022	7,002,168	6,690,549	1,439,261	947,639	41.64	87.67	(12.3)	491.6
2021	6,870,858	(14,932,287)	942,943	(3,745,456)	45.54	130.86	(1.5)	425.5

1. David DeStefano was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023
John Schwab	John Schwab	John Schwab
Lisa Butler	Bryan Rowland	Bryan Rowland

2.  The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers. These amounts reflect the 2023 Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.  Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the 2023 Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	7,531,591	(6,250,003)	18,912,937	20,194,525
2022	7,002,168	(5,749,999)	5,438,380	6,690,549
2021	6,870,858	(5,191,553)	(16,611,592)	(14,932,287)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,800,274	(1,132,127)	4,581,039	5,249,186
2022	1,439,261	(769,865)	278,243	947,639
2021	942,943	(208,737)	(4,479,662)	(3,745,456)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	10,926,352	7,408,457	-	578,128	-	-	18,912,937
2022	6,339,854	(507,204)	-	(394,270)	-	-	5,438,380
2021	2,711,254	(6,103,791)	-	(13,219,055)	-	-	(16,611,592)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,979,201	2,596,365	-	5,473	-	-	4,581,039
2022	815,383	(216,488)	-	(320,652)	-	-	278,243
2021	109,011	(4,561,973)	-	(26,700)	-	-	(4,479,662)

4.  The Peer Group TSR set forth in this table utilizes the Nasdaq U.S. Benchmark Software TR Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq U.S. Benchmark Software TR Index respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.  We determined Total Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the three most recently completed fiscal years, and the Peer Group TSR over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
25
20
15
10
5
0
(5)
(10)
(15)
(20)
0
(2)
(4)
(6)
(8)
(10)
(12)
(14)
(1.5)
(14.9)
(3.7)
6.7
0.9
(12.3)
20.2
5.2
(13.1)
2021
2022
2023
Fiscal Year
David DeStefano Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Vertex, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Total Revenue during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Total Revenue
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
(5)
(10)
(15)
(20)
Total Revenue ($ Millions)
700
600
500
400
300
200
100
0
425.5
491.6
572.4
(14.9)
(3.7)
6.7
0.9
20.2
5.2
2021
2022
2023
Fiscal Year
David DeStefano Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Total Revenue

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Total Revenue Pre-Tax Net Income Adjusted Cash from Operations

Pre-tax net income and adjusted cash from operations are non-GAAP measures.  For a description of how these measures are calculated from the nearest GAAP counterpart in the Company’s audited financial statements, see “Cash-Based Incentive Compensation” in the CD&A above.

DIRECTOR COMPENSATION

Compensation of our Directors

Non-Employee Director Compensation Program

We maintain a compensation program for our non-employee directors. Under this program our non-employee directors receive the following amounts for their services on our Board during 2023:

●If a director (i) is initially elected or appointed to our Board at an annual meeting of stockholders or (ii) has served on our Board as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, a number of restricted stock awards on the date of the annual meeting determined by dividing $200,000 by the closing price of our Common Stock on the date of the annual meeting (with any partial shares that result rounded up to the nearest whole share);

●An annual director fee of $42,000

●If the director serves as lead independent director or chair or on a committee of our Board, an additional annual fee as follows:

oChair of the Board or lead independent director: $20,000;

oChair of the Audit Committee: $20,000;

oAudit Committee member other than the chair $10,000;

oChair of the Human Capital Committee, $15,000;

oHuman Capital Committee member other than the chair, $7,500;

oChair of the Nominating and Governance Committee, $12,000; and

oNominating and Governance Committee member other than the chair, $6,000.

Director fees under the program are earned and paid monthly. Restricted stock awards represent the right to receive one share (or an equal amount in cash) following vesting of the award. Restricted stock awards granted to our non-employee directors under the program will vest in a single installment on the earlier of the day before the next annual meeting of stockholders occurring after the date of grant or the first anniversary of the date of grant, subject to continued service as a non-employee member of our Board through the applicable vesting date and accelerated vesting upon a change in control of the Company.

The following table sets forth information concerning the compensation of our non-employee directors for their service on our Board for the year ended December 31, 2023.

	Fees Earned
	or Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
Eric Andersen	83,000	200,012	283,012
Kevin Robert	64,000	200,012	264,012
J. Richard Stamm	69,500	200,012	269,512
Bradley Gayton	55,500	200,012	255,512
Amanda Westphal Radcliffe	48,000	200,012	248,012
Stefanie Westphal Thompson	42,000	200,012	242,012
Philip Saunders	59,500	200,012	259,512
(1)	Includes annual fees for service on the Board and committees of the Board.

(2)	Amounts shown reflect the grant date fair value of restricted stock awards granted during 2023 as calculated in accordance with ASC Topic 718. See Note 13 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K for information regarding the assumptions used in calculating these amounts.

The table below shows the aggregate numbers of options (exercisable and unexercisable) and restricted stock awards held as of December 31, 2023 by each non-employee director who was serving as of December 31, 2023.

		Restricted
	Options	Stock Awards
	Outstanding	Outstanding
	at Fiscal	at Fiscal
Name	Year-End (#)(1)	Year-End (#)
Eric Andersen	240,558	8,815
Philip Saunders	_	8,815
Kevin Robert	235,558	8,815
J. Richard Stamm	42,123	8,815
Bradley Gayton	_	8,815
Amanda Westphal Radcliffe	_	8,815
Stefanie Westphal Thompson	_	8,815
(1)	All of the Stock Appreciation Rights (“SARs”) and options to purchase Class B Common Stock granted to certain non-employee directors prior to the IPO became options to purchase shares of our Class A Common Stock in connection with the IPO.

In the event of a change in control, all restricted stock awards held by any non-employee director, will vest immediately prior to such change in control.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information with respect to shares of our Class A Common Stock that may be issued under our existing compensation plans as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	9,863,277(2)	5.32(3)	20,590,100(4)
Equity compensation plans not approved by security holders	-	-	-
Total	9,863,277	5.32	20,590,100

(2)	Consists of the 2020 Plan and the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
(3)	Consists of 5,691,996 outstanding options and 4,171,281 outstanding RSUs under the 2020 Plan. Excludes purchase rights accruing under the 2020 ESPP.
(4)	Represents the weighted average exercise price as of December 31, 2023 of options to purchase shares of our Class A Common Stock. The amount shown does not take into account RSUs which do not have an exercise price.
(5)	This amount includes 4,914,053 shares of Class A Common Stock under the 2020 ESPP and 15,676,047 shares of Class A Common Stock under the 2020 Plan. The number of shares available for issuance under the 2020 Plan is increased annually on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) 4% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of Class A Common Stock as is determined by the Board. The number of shares available for issuance under the 2020 ESPP is increased annually on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) 1% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of Class A Common Stock as determined by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock:

●	each person known by us to beneficially own more than 5% of our Class A Common Stock and our Class B Common Stock;
●	each of our directors and director nominees;
●	each of our named executive officers; and
●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder, as described in this Proxy Statement, is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 62,450,392 shares of Class A Common Stock and 92,661,000 shares of Class B Common Stock outstanding as of April 17, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 2301 Renaissance Blvd., King of Prussia, PA 19406. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A		Shares of Class B		Combined
	Common Stock		Common Stock		Voting
	Beneficially Owned		Beneficially Owned		Power
Name of beneficial owner	Number	Percentage	Number	Percentage	Percentage

5% Stockholders
The Controlling Family Group(1)	5,621,779	9.0	92,661,000	100.0	94.3
Alger Associates, Inc.(2)	4,416,964	7.1	—	—	*
Conestoga Capital Advisors(3)	3,021,860	4.8	—	—	*
Neuberger Berman Group LLC(4)	3,669,050	5.9
The Vanguard Group(5)	5,555,808	8.9	—	—	*
Tensile Capital Management LP(6)	5,114,805	8.2	—	—	*

Named Executive Officers, Directors and Director Nominees
Eric Andersen(7)	317,867	*	—	—	*
David DeStefano(8)	1,954,351	3.1	—	—	*
Amanda Westphal Radcliffe(9)	132,360	*	33,129,702	35.8	33.5
Kevin Robert(10)	259,494	*	—	—	*
Bryan Rowland(11)	41,038	*	—	—	*
John Schwab(12)	217,338	*	—	—	*
J. Richard Stamm(13)	58,053	*	—	—	*
Stefanie Westphal Thompson(14)	40,325	*	32,934,905	35.5	33.3
Bradley Gayton(15)	32,430	*	—	—	*
Philip Saunders (16)	23,936	*	—	—	*
Directors & Executive Officers as a Group	3,077,192	4.8	66,064,607	71.3	67.1

*	Less than 1%
(1)	Based on our records and information reported by the members of the Westphal Family Group on the Schedule 13G filed with the SEC on February 12, 2024. The beneficial ownership of Amanda Radcliffe and Stefanie Thompson, each of whom is a member of the Westphal Family Group, is described in footnotes (9) and (14), respectively.

(2)	Based solely on information reported by Alger Associates, Inc. on the Schedule 13G filed with the SEC on February 14, 2024. According to such Schedule 13G, the shares reported by Alger Associates, Inc. are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser and Weatherbie Capital, LLC (“WC”), a registered investment adviser. WC is a 100% owned subsidiary of Alger-Weatherbie Holdings, LLC (“AWH”), a holding company. Each of FAM and AWH is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. According to the Schedule 13G, Alger Associates has sole dispositive power over 4,416,964 shares and sole voting power over 3,390,361 shares. The shares are owned, directly or indirectly, by Alger Associates, Inc., WC, AWH, FAM, or AGH. The address for these entities is 100 Pearl Street, 27th Floor, New York, NY 10004.

(3)	Based solely on information reported by Conestoga Capital Advisors, LLC on the Schedule 13G filed with the SEC on January 5, 2024. According to such Schedule 13G, Conestoga Capital Advisors, LLC has sole dispositive power over 3,021,860 shares and sole voting power over 2,832,620 shares. The address for Conestoga Capital Advisors, LLC is 550 E. Swedesford Rd. Ste 120, Wayne, PA 19087.
(4)	Based solely on information reported by Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund on the Schedule 13G filed with the SEC on February 12, 2024. According to such Schedule 13G, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC has shared dispositive power over 3,669,950 shares and shared voting power over 3,626,048 shares. Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund has shared dispositive and voting power over 2,445,804 shares. The address for these entities is 1290 Avenue of the Americas, New York, NY 10104.

(5)	Based solely on information reported by The Vanguard Group on the Schedule 13G filed with the SEC on February 13, 2024. According to such Schedule 13G, The Vanguard Group has shared voting power over 9,281 shares, sole dispositive power over 5,504,029 shares and shared dispositive power over 51,779 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Based solely on information reported by Tensile Capital Management LP., Tensile Capital Management GP LLC, Tensile Capital GP LLC, Tensile Capital Partners Master Fund LP, Arthur C. Young and Douglas J. Dossey on the Schedule 13G filed with the SEC on February 14, 2024. According to such Schedule 13G, each of the foregoing entities and individuals has shared voting power and shared dispositive power over 5,114,805 shares. The address for each of these entities and individuals is 700 Larkspur Landing Circle, Suite 255, Larkspur, CA 94939.

(7)	Includes (i) 240,558 shares subject to options that are exercisable within 60 days of April 17, 2024, and (ii) 8,815 shares of unvested restricted stock.
(8)	Includes (i) 1,252,988 shares subject to options that are exercisable within 60 days of April 17, 2024.

(9)	Ms. Radcliffe has sole voting and dispositive power over 48,150 shares of Class A Common Stock and 33,129,702.222 shares of Class B Common Stock and has shared voting and dispositive power over 84,210 shares of Class A Common Stock. Also includes 8,815 shares of unvested restricted stock.
(10)	Includes (i) 235,558 shares subject to options that are exercisable within 60 days of April 17, 2024, and (ii) 8,815 shares of unvested restricted stock.
(11)	Includes 33,020 shares subject to options that are exercisable within 60 days of April 17, 2024.

(12)	Includes 164,234 shares subject to options that are exercisable within 60 days of April 17, 2024.

(13)	Includes (i) 42,123 shares subject to options that are exercisable within 60 days of April 17, 2024, and (ii) 8,815 shares of unvested restricted stock.
(14)	Ms. Thompson has sole voting and dispositive power over 40,325 shares of Class A Common Stock and 32,934,904.588 shares of Class B Common Stock. Also includes 8,815 shares of unvested restricted stock.

(15)	Includes 8,815 shares of unvested restricted stock.
(16)	Includes 8,815 shares of unvested restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for transactions with related persons. As a general matter, the policy will require the Audit Committee to review and approve or disapprove of the entry by us into certain transactions with related persons. The policy will only apply to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is: (a) any director, nominee for director or executive officer of our Company; (b) any immediate family member of a director, nominee for director or executive officer; and (c) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction. Pursuant to the Stockholders Agreement, in 2023, the Company did not incur any costs in offering costs related to the registration of the sales of shares held by a selling stockholder. There were no other related party transactions in 2023.

Stockholders’ Agreement

As mentioned in the Corporate Governance Section of this Proxy Statement, Amanda Westphal Radcliffe and Stefanie Westphal Thompson, each of whom serves as a member of our Board and Jeffrey Westphal are our principal stockholders and, together with their affiliated trust entities and family members, are parties to the Stockholders’ Agreement with the below terms:

Transfer Restrictions

The parties to the Stockholders’ Agreement will not transfer shares of our Class B Common Stock, except: (i) to another holder of our Class B Common Stock; (ii) to Amanda Westphal Radcliffe, Stefanie Westphal Thompson or Jeffrey Westphal or their family members or affiliates, as described in the Stockholders’ Agreement; (iii) to the Company; or (iv) in an underwritten public offering or other transaction approved by a majority of the disinterested members of our Board or a committee of our Board authorized to take such action ("Permitted Transfers"). Each party to whom Class B Common Stock is transferred will be required to become a party to the Stockholders’ Agreement, if they are not a party already. Each share of our Class B Common Stock will convert automatically into one share of our Class A Common Stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Charter, including transfers to Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal or their family members or affiliates.

Right of First Offer / Refusal

Before transferring any shares of our Class B Common Stock, other than through a Permitted Transfer, the party transferring the shares must offer them, first, to the other stockholder parties and, next, to the Company. If neither of those offers is accepted, the selling stockholder may then transfer the shares to someone else. If any party receives an offer from someone who is not a party to the Stockholders’ Agreement to purchase some or all of their Class B Common Stock, that person must give the other parties notice of the offer and an opportunity to purchase the shares on the same terms.

Subscription Rights

The parties to the Stockholders’ Agreement will have the right, but not the obligation, to purchase a number of shares of Class A Common Stock up to their proportionate interest of any new shares of Class A Common Stock, or any securities convertible into, exercisable for, or exchangeable for Class A Common Stock issued in a private offering, other than securities (including either shares of Class A Common Stock or Class B Common Stock) issued to any director, employee or consultant of the Company or any of its subsidiaries pursuant to an equity-incentive plan approved by the Board or in connection with stock splits, stock dividends, in-kind equity distributions, recapitalizations and stockholders’ rights plans, or a greater amount if any of the other parties to the Stockholders’ Agreement do not elect to purchase their proportionate share of the newly issued securities.

Registration Rights

Any stockholder party to the Stockholders’ Agreement can require us to register under the Securities Act shares of our Common Stock held by them if the anticipated aggregated offering amount exceeds $50.0 million subject to certain limitations. They will also have shelf registration rights requiring us, when we are eligible for short-form registration, to file a shelf registration statement and to keep it effective to allow sales from time to time. They will also be entitled to participate as selling stockholders on a pro rata basis in any registration of our Common Stock under the Securities Act that we may undertake. We will pay expenses relating to these registrations and will indemnify the parties participating in these offerings against liabilities that may arise from the offering process.

Standstill

For so long as any stockholder party to the Stockholders’ Agreement owns any shares of Class B Common Stock, the party will not engage or participate in: (i) acquiring the Company’s securities (other than through market-based purchases of up to 2% of outstanding equity in any 12-month period, the exercise or conversion of outstanding securities or equity awards); (ii) any tender or exchange offer, merger or other business combination involving the Company, any of our subsidiaries or affiliates or our assets constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates; (iii) any recapitalization, restructuring, liquidation, dilution or other extraordinary transaction involving the Company; or (iv) the solicitation of any proxies or written consents involving the Company. The parties must promptly inform the Board about any approaches by a third party regarding any of these matters. The Board and holders of a majority of the Class B Common Stock may agree to waive the standstill prohibition.

Director Designation Rights

For so long as Amanda Westphal Radcliffe, Stefanie Westphal Thompson or Jeffrey Westphal, in each case together with his or her children and related trusts, owns at least five percent of our outstanding Common Stock, he or she each shall be entitled to designate one individual, including themselves, for nomination to our Board, and we will be required to use our best efforts to include the designee in the slate of nominees recommended to our stockholders for election as a director at the next annual or special meeting of stockholders.

Director Voting

At any general or special meetings of the stockholders involving the election of directors, each stockholder party to the Stockholders’ Agreement must vote all, or provide written consent on behalf of, of his or her shares of stock in favor of each individual nominated by the parties to the Stockholders’ Agreement. For all matters other than the election of directors, voting shall be discretionary at the option of each stockholder.

Tax Sharing Agreement

Prior to becoming a public company, we elected to be treated as an S Corporation (“S-Corp”) for U.S. federal income tax purposes, as a result of which our existing stockholders were required to pay income taxes attributable to our earnings. We have historically paid distributions to our former S-Corp. stockholders, which assisted them in paying such income taxes. As of July 27, 2020, our S-Corp status terminated and became subject to federal and increased U.S. state income taxes, thereafter. Our former S-Corp. stockholders may be required to pay additional income taxes for periods prior to the termination of our S-Corp status as a result of an adjustment to our taxable income for periods beginning after our S-Corp status terminated. Accordingly, we entered into an agreement with our existing stockholders in connection with our IPO. Under this agreement, we may be required to make payments in material amounts to our former S-Corp. stockholders with respect to any incremental income taxes resulting from an adjustment to our taxable income for any period beginning after our S-Corp status terminated. Furthermore, this agreement requires us to indemnify such stockholders with respect to unpaid income tax liabilities attributable to our taxable income for any period after the termination of our S-Corp status. We also indemnify such stockholders for any interest, penalties, losses, costs or expenses arising out of any claim under the agreement. However, such stockholders will indemnify us with respect to our unpaid tax liabilities (including interest and penalties) to the extent that such unpaid tax liabilities are attributable to a decrease in such stockholders’ taxable income for any period and a corresponding increase in our taxable income for any period.

Indemnification Agreements

Our Charter provides that we will indemnify our directors and officers to the fullest extent permitted by law, and we have entered into indemnification agreements with all of our directors and executive officers.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2023.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2301 Renaissance Blvd., King of Prussia, PA 19406 in writing not later than December 30, 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 12, 2025, and no later than March 14, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one year anniversary of the Annual Meeting of Stockholders, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the 90th day prior to the 2025 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters at The Annual Meeting

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

VERTEX’S ANNUAL REPORT ON FORM 10-K

A copy of Vertex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 17, 2024 without charge upon written request addressed to:

Vertex, Inc.

Attention: Secretary

2301 Renaissance Blvd.

King of Prussia, PA 19406

A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxydocs.com/verx. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at http://ir.vertexinc.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board

/s/ John Schwab

John Schwab

Chief Financial Officer

King of Prussia, PA

April 29, 2024

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administra-tors, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET/MOBILE – www.proxydocs.com/verx ( PHONE – 1-866-883-3382 * MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided to be received no later than June 11, 2024. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4. 1. Election of directors: 01 Amanda Westphal Radcliffe ■ Vote FOR ■ Vote WITHHELD 02 Stefanie Westphal Thompson all nominees from all nominees 03 Bradley Gayton (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. ■ For ■ Against ■ Abstain 3. The approval, on an advisory basis, of the compensation of our named executive officers (“Say-On-Pay”). ■ For ■ Against ■ Abstain 4. The option of “every three years” as the preferred frequency of future advisory votes on compensation of our named executive officers. ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________

2301 Renaissance Blvd King of Prussia, PA 19406 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 12, 2024. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Bryan Rowland and John Schwab, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. Vertex, Inc. ANNUAL MEETING OF STOCKHOLDERS June 12, 2024 9:00 a.m. EDT In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.